Exhibit 99.3

UNITED FINANCIAL BANCORP, INC.

Special Meeting of Shareholders

Date and Time: October 22, 2019 at 10:00 a.m. (Eastern Time)

Place: Connecticut Science Center, 250 Columbus Boulevard, Hartford, Connecticut 06103

This proxy is solicited by the Board of Directors

P R O X Y	The shareholder(s) hereby appoint(s) Michael A. Bars, Michael F. Crawley and Robert A. Stewart, Jr., or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of UNITED FINANCIAL BANCORP, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at Connecticut Science Center, 250 Columbus Boulevard, Hartford, Connecticut 06103, EDT on October 22, 2019, at 10:00 a.m., and any adjournments thereof. The undersigned shareholder(s) hereby revoke(s) any proxy or proxies heretofore given.
C A R	This proxy, when properly executed, will be voted as directed or, if no direction is given, will be voted “FOR” the merger proposal in Proposal 1, “FOR” on a non-binding, advisory basis, the compensation proposal in Proposal 2, and “FOR” the adjournment proposal in Proposal 3.
D	If you receive more than one proxy card, please sign and return all cards in the accompanying envelopes.

YOUR VOTE IS VERY IMPORTANT - PLEASE VOTE TODAY

(Continued and to be signed and dated on reverse side)

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~	TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED	~

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus are available at www.unitedfinancialinc.com - click on “Financial Information” and “Special Meeting Materials”

The Board of Directors recommends you vote “FOR” proposals 1, 2 and 3.	Please mark vote as indicated in this example

1. To approve the Agreement and Plan of Merger, dated as of July 15, 2019, by and between United Financial Bancorp, Inc. and People’s United Financial, Inc., as such agreement may be amended from time to time, which is referred to as the merger agreement, and the merger contemplated by the merger agreement;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. To approve, on a non-binding, advisory basis, compensation that certain executive officers of United Financial Bancorp, Inc. may receive that is based on or otherwise relates to the merger contemplated by the merger agreement;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. To adjourn the special meeting one or more times if necessary, advisable or appropriate to solicit additional proxies in favor of Proposal 1.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Yes No Please indicate if you plan to attend this meeting ☐ ☐

The shares represented by this proxy will be voted in the manner directed by the undersigned shareholder or, if no direction is given, shares will be voted for the proposals in items 1, 2 and 3.

Date

Signature

Signature (if jointly held)

Title(s)

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE

~	TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED	~

Your telephone or internet proxy authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your WHITE proxy card.

AUTHORIZE YOUR PROXY BY INTERNET: THE WEB ADDRESS IS www.proxyvoting.com/ubnk. You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

AUTHORIZE YOUR PROXY BY PHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

Call « « Toll Free « «

(877) 482-6153

There is NO CHARGE to you for this call

OPTION A:	You are encouraged to review each proposal and select a voting choice before you submit your proxy. Please press 0 in order to vote on each proposal separately.

OPTION B:	If you prefer not to select a voting choice with respect to each proposal you may press 1 to submit a proxy. If you select this option, your shares will be voted in accordance with the recommendations made by the Board of Directors.

Internet and Telephone voting is available through 11:59 P.M.	CONTROL NUMBER
Eastern Time on October 21, 2019.	for Telephone/Internet Proxy Authorization